UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Post Properties, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected the nine directors nominated by the board and listed below for a one-year term and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2010. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1 - Election of Directors

Nominees	For	Withheld	Non-Votes
Robert C. Goddard, III	38,656,262	3,486,335	2,671,433
Douglas Crocker II	38,155,567	3,987,029	2,671,433
David P. Stockert	38,660,704	3,481,892	2,671,433
Herschel M. Bloom	38,645,069	3,497,528	2,671,433
Walter M. Deriso, Jr.	31,252,009	10,890,587	2,671,433
Russell R. French	31,259,259	10,883,338	2,671,433
Dale Anne Reiss	38,644,569	3,498,027	2,671,433
Stella F. Thayer	31,250,245	10,892,351	2,671,433
Ronald de Waal	38,656,326	3,486,271	2,671,433

Proposal 2 - Ratification of the Appointment of the Independent Registered Public Accountants

For	Against	Abstain
44,507,851	294,588	11,591

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

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